Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Suprema Specialties, Inc.
Paterson, New Jersey


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-06599) of our report dated August 9, 1999, relating to the consolidated financial statements and schedule of Suprema Specialties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1999.

(Signed manually)
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BDO SEIDMAN, LLP
Woodbridge, New Jersey
September 9, 1999